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                                                                  Exhibit 10.11

                                    AMENDMENT
                                     TO THE
                           CHAMPION ENTERPRISES, INC.
                      CORPORATE OFFICER STOCK PURCHASE PLAN


Pursuant to Section 8.1 of the Champion Enterprises, Inc. Corporate Officer Stock Purchase Plan ("Plan"), and in accordance with authority granted by the Deferred Compensation Committee, Champion Enterprises, Inc. hereby adopts this Amendment to the Plan.

        1. Section 9.2 of the Plan is amended in its entirety to read as follows:

           9.2 Rabbi Trust. To the extent that any person acquires a right to receive payments from the Employer hereunder, such rights shall be no greater than the right of an unsecured creditor of the Employer. The Company will, however, establish a grantor type trust, commonly known as a Rabbi Trust, as a vehicle for accumulating the assets needed to pay the promised benefit. The trustee shall invest the assets of the trust exclusively in Champion Enterprises, Inc. Common Stock, except to the extent of fractional shares, which shall be held in cash. Notwithstanding the foregoing, upon the written instruction of a Participant, the trustee shall, as promptly as is administratively feasible, sell the number of shares of said stock from the Participant's Vested Account Balance as the Participant directs, and shall invest the sales proceeds in liquid fixed income obligations or diversified stock mutual funds as may be approved from time to time by the Deferred Compensation Committee. The Participant subsequently may direct the trustee, in writing, to reinvest the sales proceeds and any accumulated earnings in Champion Enterprises, Inc. Common Stock, which the trustee shall do as promptly as is administratively feasible. Provided, however, that a Participant may not make a purchase or sale direction more frequently than once every twelve months, and the timing of any purchase or sale transaction shall be subject to all applicable restrictions of the Federal securities laws.

        2. This Amendment is effective August 1, 2002.

        IN WITNESS WHEREOF, Champion Enterprises, Inc. has caused this Amendment to be executed as of ____________________________, 2002.

                                                     CHAMPION ENTERPRISES, INC.


                                                     By: _______________________
Its: _________________________


                                                     ATTEST:

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